Exhibit 99.1

Contact:	Dan Foley — Investors	Alberto Lopez — Media
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6370	(702) 407-6344

Release #HET 10-0687

Harrah’s Entertainment Declares Quarterly Cash Dividend

LAS VEGAS — October 19, 2006 — The board of directors of Harrah’s Entertainment, Inc. (NYSE:HET) declared a regular quarterly cash dividend of $0.40 per share, payable November 22, 2006, to stockholders of record as of the close of business on November 8, 2006. The shares will begin to trade ex-dividend on November 6, 2006.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment through operating subsidiaries.  Since its beginning in Reno, Nevada 68 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions.  Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

More information about Harrah’s is available at its Web site — www.harrahs.com.